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                                                                    Exhibit 10.3


               AMENDMENT TO & ASSIGNMENT OF EMPLOYMENT AGREEMENT
               -------------------------------------------------

          THIS AMENDMENT TO & ASSIGNMENT OF EMPLOYMENT AGREEMENT ("Amendment and Assignment") is made this 11th day of June, 2001, by and between AMERIPATH FLORIDA, INC. (the "Company"), AMERIPATH, INC. ("AmeriPath, Inc.") and DENNIS M.
                                                                       ---------
SMITH, JR., M.D. (the "Executive").
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                              W I T N E S S E T H

          WHEREAS, the Executive and the Company entered into an Employment Agreement dated December 1, 1997 (the "Employment Agreement"), pursuant to which the Executive has been providing services; and

          WHEREAS, the Executive and the Company wish to amend the Employment Agreement to reflect changes in the Executive's duties, level of responsibility and compensation; and

          WHEREAS, the Company wishes to assign the Employment Agreement to AmeriPath, Inc.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, the Executive's continued employment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company agree as follows:

          1.  Recitals. The above recitals are true and correct and are
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incorporated herein by this reference.

          2.  Assignment. Pursuant to Section 24 of the Employment Agreement,
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the Company hereby assigns the Employment Agreement to its parent, AmeriPath,
Inc. The Executive consents to and accepts such assignment. AmeriPath, Inc. accepts such assignment and assumes and guarantees the obligations of the Company under the Employment Agreement. In accordance with this assignment, the term "Company", in the Employment Agreement, shall, hereafter, refer to AmeriPath, Inc.

          3.  Position. The first sentence in Section 1 of the Employment
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Agreement is amended to read: "Subject to the terms and conditions of this
Agreement, the Company shall employ the Executive to render professional services to the Company as its Executive Vice President of Genomic Strategies and Chief Medical Officer, and the Executive accepts such employment and such position." The Executive's title, in the second sentence of Section 3 of the Employment Agreement is changed from "Medical Director of the Jacksonville Division" to "Executive Vice President of Genomic Strategies and Chief Medical Officer".

          4.  Salary. The Executive's salary, as set forth in Section 7 of the
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Employment Agreement, is changed from "$250,000" to "$350,000" effective January
1, 2001.

          5.  Stock Options.  The last two sentences in Section 7 of the
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Employment Agreement are deleted and the following language is substituted therefore:
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          "During the Term hereunder, and subject to the execution of any other applicable agreements, the Executive shall be eligible on an annual basis to receive options (the "Stock Options") to purchase common stock (the "Common
                      -------------                                  ------
Stock") of the Company, the amount to be determined by the Chairman of the Board
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and CEO (the "Chairman") of the Company based upon the Executive's performance
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and services rendered to the Company, and subject to the approval by both the
Compensation Committee and the Board at their regular annual review of executive performance. If and to the extent awarded, the Stock Options shall be granted under (and therefore subject to all terms of) the Company's stock option plan (the "Stock Option Plan") and pursuant to the terms of a certain stock option
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agreement (the "Option Agreement") to be entered into by and between the
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Executive and the Company.  In addition, during the Term, the Executive shall be eligible to be granted additional options under the Company's Stock Option Plan. The number, if any, of additional options and terms and conditions thereof shall be determined by the Committee appointed pursuant to the Stock Option Plan, or by the Board of Directors of the Company, in its discretion and pursuant to the Stock Option Plan. Notwithstanding any other provision of this Agreement, Option Agreements entered into by the Executive and the Company prior to the date of this Agreement shall remain in full force and effect."

          6.   Termination.  The following subsection (d) is added to Section 15
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of the Employment Agreement:

          (d)  Change in Control of the Company.
               --------------------------------

               (1) In the event that a Change in Control [as defined in subsection (2) of this Section 6 (d)] in the Company shall occur during the Term of Employment, the Company shall accelerate the vesting of all AmeriPath Stock Options which have been granted to the Executive but are unvested, so that the unvested shares are one hundred (100) percent vested on the date of the Change in Control. In addition, if a Change in Control of the Company occurs during the Term of Employment, and prior to one year after the date of the Change in Control the Term is terminated by the Company without Cause pursuant to Section 15 (c) hereof, or the Company requires the Executive to be based at any office or location more than twenty-five (25) miles from that in which the Executive was working on the date of the Change in Control and the Executive thereby elects to terminate this Agreement, the Company shall (i) pay to the Executive any accrued and unpaid Base Salary through the effective date of the termination, (ii) pay to the Executive, within 30 days of the termination of his employment hereunder, a lump sum payment equal to one times the Executive's annual Base Salary, and (iii) accelerate the vesting of all AmeriPath Stock Options which have been granted to the Executive but are unvested, so that the unvested shares are one hundred (100) percent vested as of the Executive's Termination Date. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination and payment of compensation for accrued and unused vacation days).

               (2)  For purposes of this Agreement, the term "Change in Control"
                                                              -----------------
shall mean:

                    (A) Approval by the shareholders of the Company of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of

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

transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

                    (B) Individuals who, as of the Commencement Date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to
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constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Commencement Date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                    (C) the acquisition (other than by or from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of beneficial ownership within the meaning of Rule 13-d promulgated under the Securities Exchange Act of 50% or more of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors [(hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose,
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any acquisitions by (i) the Company or its Subsidiaries, (ii) any person, entity or "group" that as of the Commencement Date of this Agreement owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (iii) any Executive benefit plan of the Company or its Subsidiaries].

          7.   Noncompetition and Non-Solicitation Agreement. The word "or," is
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added to the end of Section 20.(b)(2) and the following Section 20.(b)(3) is added to the Employment Agreement:

               (3) directly or indirectly, engage in or have any interest in any sole proprietorship, corporation, company, partnership, association, venture or business or any other person or entity that directly or indirectly (or through any affiliated entity) competes with the Company's business (for purposes of this Agreement, any business that engages in the management or provision of anatomic pathology diagnostic services (whether through physician practices, laboratories, hospitals, medical or surgery centers or otherwise) shall be deemed to compete with the Company's business); provided that such provision shall not apply to the Executive's ownership of common stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National

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Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent (5.0%) of any class of capital stock of such corporation.

          8.   Conflicting Terms & Survival of Agreement. Except as specifically
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set forth herein, the Employment Agreement shall remain in full force and effect. In the event the terms of this Amendment and Assignment shall conflict with the terms of the Employment Agreement, the terms of this Amendment and Assignment shall control.

          9.   Counterparts.  This Amendment and Assignment may be executed in
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any number of counterparts, each of which shall be deemed to be an original, and all of which together constitute one documents.

          10.  Final Agreement.  The Employment Agreement, as amended by this
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Amendment and Assignment, shall constitute the final agreement between the parties hereto and supercedes any prior or contemporaneous agreement or representation, oral or written, among them with respect to the matters set forth in the Employment Agreement and this Amendment and Assignment.

          11.  Confidentiality.  The Executive shall not disclose to any person
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or entity any information whatsoever regarding the terms of this Amendment and
Assignment or the Agreement. Such limitation does not include Executive's disclosure to any attorneys, accountants and professional tax advisers with whom Executive chooses to consult or seek advice regarding Executive's consideration of and decision to execute this Amendment and Assignment.

IN WITNESS WHEREOF, the parties have executed this Amendment and Assignment on the date set forth above.

AMERIPATH FLORIDA, INC.

AMERIPATH, INC.


By: __________________________________________
       James C. New
       Chairman and Chief Executive Officer


EXECUTIVE


_____________________________________________
       Dennis M. Smith, Jr., M.D.

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